EXHIBIT 99.1

HepaLife Expands Scientific Team and Continues Development of First-of-its-Kind Artificial Liver Device

HepaLife’s proprietary bioreactor system successfully replicates vital human liver functions, achieving early success using the Company’s patented PICM-19 liver cells.

Boston, MA – July 9, 2007 - HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625), developing the first-of-its-kind bioartificial liver device, is pleased to announce the addition of Stephen R. Ash, MD, FACP, to the Company’s Scientific Advisory Board.

With over 30 years of experience as a kidney specialist (nephrologist) and extensive expertise in liver failure, hemodialysis, and scientific research, Dr. Stephen R. Ash is a widely-published, internationally recognized lecturer and leading authority in the research and development of artificial organs for patients suffering from liver or renal failure.

“Dr. Ash has considerable FDA and medical patents experience, and is a successful entrepreneur who has served as president of major medical societies in the United States,” explained Mr. Frank Menzler, President and CEO of HepaLife Technologies, Inc.  “I'm honored to welcome Dr. Ash to the HepaLife team, and very much look forward to leveraging his vast patient care and product development experience in liver-failure.

“Dr. Ash’s special expertise in liver failure combined with his leadership experience as an investigator in numerous clinical trials and as the principal contact in matters related to the FDA and the United States Patent Office, will be instrumental.  This holds especially true as we move towards the clinical application of our bioartificial liver device, which in recent months has produced promising results.” continued Mr. Menzler.

HepaLife’s bioartificial liver device houses PICM-19 liver cells inside a proprietary multi-compartment bioreactor system, the main mechanical component of the device.  In early tests, HepaLife’s bioreactor system in conjunction with the Company’s PICM-19 liver cells, has successfully replicated the human liver’s key function – removal of toxic ammonia and synthesis of urea.

Researchers have also demonstrated that HepaLife’s PICM-19 cells mimic key liver responses vital to a bioartificial liver device, synthesizing 100% of toxic ammonia and expressing high levels of CYP-450 enzymes.  Recently, HepaLife’s PICM-19 liver cells outperformed the world’s most widely used human liver cell line, and are the only cells of their kind in the world able to produce substantial amounts of urea in an in-vitro system, a highly-important function in the removal of toxic ammonia from the bloodstream.

HepaLife’s patented bioartificial liver device, currently under development, is designed to operate outside the patient’s body, mimicking important functions of the human liver by circulating the patient’s blood through the device where it is exposed to the Company’s patented PICM-19 liver cells inside a bioreactor unit.

Once inside the bioreactor unit, researchers anticipate HepaLife’s artificial liver device will process the patient’s blood-plasma using the Company’s PICM-19 liver cells, removing toxins, enhancing metabolic function, and ultimately, imitating the liver’s function.  In contrast to HepaLife’s biological process, conventional filtration or dialysis systems rely on mechanical methods, limited to merely filtering toxins from the blood.

Dr. Stephen R. Ash:  Liver and Renal Dialysis Expert, Nephrologist, and Successful Entrepreneur

Dr. Stephen R. Ash is co-founder, Chairman of the Board of Directors and Director, Research and Development of HemoCleanse, Inc. since its inception, and holds the same positions with Ash Access Technology, Inc., a HemoCleanse spin-off.

Since 1975, Dr. Ash has been a practicing physician in Internal Medicine and Nephrology at Clarian-Arnett Health, Lafayette, Indiana, where’s he’s credited with implementing dialysis in the community.  He is also Director of Dialysis at Wellbound, Inc. of Lafayette, a network of “Centers of Excellence” focused exclusively on CKD wellness education and home dialysis options for patients with chronic kidney disease.

Dr. Ash serves as an adjunct Associate Professor of Comparative Medicine at the Department of Veterinary Medicine, Purdue University, and is Clinical Associate Professor at the Indiana University School of Medicine.

Dr. Stephen R. Ash is a well-respected lecturer, research expert, and author of over 30 U.S. patents, more than 100 publications and 15 text book chapters in the areas of hemodialysis, peritoneal dialysis, vascular access devices, extracorporeal medical devices, computerized medical charting, and sorbent chemicals.

Dr. Ash received his B.A. in physics in 1967 from Northwestern University, an M.D. in 1971 from Kansas University Medical School, and received his post-graduate training at Indiana University School of Medicine.  Dr. Ash is Board Certified in Nephrology and Internal Medicine by the American Board of Internal Medicine, is a Fellow of the American College of Physicians, and was listed in the “The Best Doctors in America” 1999 Edition. He is Past-President of the American Society for Artificial Internal Organs (ASAIO) and a Founding Member of the American Society for Diagnostic and Interventional Nephrology (ASDIN).

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF - News; FWB: HL1) (WKN: 500625) is a biotechnology company focused on the identification and development of cell-based technologies and products.

Current cell-based technologies under development by HepaLife include 1) the first-of-its-kind artificial liver device, 2) proprietary in-vitro toxicology and pre-clinical drug testing platforms, and 3) novel cell-culture based vaccine production to protect against the spread of influenza viruses among humans, including potentially the high pathogenicity H5N1 virus.

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